 Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2017, of our audits of the consolidated financial statements of KeyStone Solutions, Inc. and Subsidiaries and Firestorm Solutions, LLC and Affiliate as of and for the years ended December 31, 2016 and 2015 included in the Novume Solutions, Inc. Pre-Effective Amendment No. 4 to Registration on Form S-4 dated August 2, 2017. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

Owings Mills, MD
October 6, 2017